UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2018, RegeneRx Biopharmaceuticals, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The votes cast with respect to each item of business presented at the Annual Meeting are as follows:

Proposal No. 1 — The stockholders elected each of the five nominees to the Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Allan L. Goldstein	55,987,063	2,167,423	35,818,339
J.J. Finkelstein	53,806,450	4,348,036	35,818,339
Joseph C. McNay	56,408,903	1,745,583	35,818,339
Mauro Bove	55,507,303	2,647,183	35,818,339
R. Don Elsey	55,557,142	2,597,344	35,818,339

Proposal No. 2 — The stockholders approved and adopted the 2018 Equity Incentive Plan as described in the Company’s 2018 Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
53,235,298	4,568,488	350,700	35,818,339

Proposal No. 3 — The stockholders adopted the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2018 Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,516,465	3,274,940	363,081	35,818,339

Proposal No. 4 —The stockholders ratified the appointment of CohnReznick LLP as the Company's Registered Independent Public Accounting Firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstained
89,989,172	3,482,719	500,934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: June 15, 2018